Exhibit 1.1

XIAO-I CORPORATION

UNDERWRITING AGREEMENT

[●], 2023

Prime Number Capital LLC

14 Myrtle Drive

Great Neck, NY 11021

As Representative of the Underwriters
named on Schedule A hereto

Ladies and Gentlemen:

The undersigned,  XIAO-I CORPORATION, a Cayman Islands exempted company (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters named in Schedule A hereto  (such underwriters including Representative together hereafter referred to as the “Underwriters”, and each of them as an “Underwriter”), for which Prime Number Capital LLC acting as the representative of the several Underwriters (in such capacity, the “Representative”), to issue and sell an aggregate of 6,000,000 American Depositary Shares (the “Firm ADSs”), each representing one third of an ordinary share of the Company, par value $0.00005 per share (“Ordinary Shares”).

The Company has also granted to the Underwriters an option to purchase up to 900,000 additional ADSs, on the terms and for the purposes set forth in Section 2(c) hereof (the “Additional ADSs”). The Firm ADSs and any Additional ADSs purchased pursuant to this Agreement are herein collectively referred to as the “ADSs.” The Ordinary Shares represented by the Firm ADSs are herein referred to collectively as the “Firm Shares” and the Ordinary Shares represented by the Additional ADSs are herein referred to collectively as the “Additional Shares”. The Firm Shares and the Additional Shares are herein referred to collectively as the “Shares”. The offering and sale of the ADSs contemplated by this Agreement is referred to herein as the “Offering.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [●], 2023, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. The ADSs will represent the right to receive the Shares deposited pursuant to the Deposit Agreement.

The Company confirms its agreement with the Underwriters as follows:

Section 1. Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in the Offering, as of the date hereof and as of the Closing Date (as defined below) and each Option Closing Date (as defined below), if any:

(a) Filing of the Registration Statements. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-268889), which contains a form of prospectus to be used in connection with the Offering. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Offering included in the Registration Statement at the effective date of the Registration Statement (“Effective Date”), is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the registration statement. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference. In addition, a registration statement on Form F-6 (File No. [●]) relating to the ADSs has been filed with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act (as defined below), a registration statement on Form 8-A (File No. [●]) (the “Form 8-A Registration Statement”) to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.

(b) “Applicable Time” means 5:00 pm, Eastern Time, on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on [●], 2023. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement, or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the Offering, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement and any post-effective amendment to the Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 5(b) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the Offering, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment to the Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Registration Statement, the Pricing Prospectus and Prospectus and (ii) the sub-sections titled “Electronic Offer, Sale and Distribution of Securities,” “Fees, Commissions and Expense Reimbursement”, “Relationships” and “Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting” in the Registration Statement, the Pricing Prospectus, the Prospectus (the “Underwriter Information”). There are no contracts or other documents required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the pricing terms set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(g) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have reasonably requested in writing.

(h) Distribution of Offering Material by the Company. The Company has not distributed or authorized the distribution of, and will not distribute, prior to the completion of the Offering, any offering material in connection with the Offering other than a preliminary prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the ADSs and the Shares. The ADSs to be sold by the Company through the Underwriters and the Shares represented by the ADSs have been duly and validly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement and the Deposit Agreement and, when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable, free, and clear of all Liens (as defined below under Section 1(r)) imposed by the Company. The Company has a sufficient number of authorized ADSs and Ordinary Shares for the issuance of the maximum number of ADSs and Shares issuable pursuant to the Offering as described in the Prospectus.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement and included in the Offering.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”, and any resulting effect, a “Material Adverse Effect”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its shares.

(m) Independent Accountant. Marcum Asia CPAs LLP (the “Accountant”), which has expressed its opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. The financial statements of the Company included in the Registration Statement, the Disclosure Package, and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by U.S. generally accepted accounting principles (“U.S. GAAP”). Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Except as included therein, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(o) Incorporation and Good Standing. The Company has been duly formed and is validly existing as a company limited by shares under the laws of the jurisdiction of its formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package, and the Prospectus and to enter into and perform its obligations under this Agreement. As of the Closing Date, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Registration Statement, the Disclosure Package, or the Prospectus.

(p) Capitalization and Other Share Capital Matters. The authorized, issued and outstanding shares of the Company is as set forth in each of the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Shares and the ADSs, when issued and delivered as provided in this Agreement and the Deposit Agreement, will conform in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No further approval from Nasdaq or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the ADSs and the Shares. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares, ADSs or other securities to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(q) Non-Contravention of Existing Instruments. No Further Authorizations or Approvals Required. The Company is not in violation of its amended and restated memorandum and articles of association or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Deposit Agreement and consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum and articles of association of the Company, as amended and restated, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach Default or violation could not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and the Deposit Agreement and consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the ADSs under the Securities Act, the registration of the Ordinary Shares and the ADSs under the Exchange Act, and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority Inc. (“FINRA”). The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the Disclosure Package and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Subsidiary or the VIE (defined as below), (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Subsidiary or the VIE or (iii) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any Subsidiary or the VIE.

(r) Subsidiaries. Each of the Company’s variable interest entity and its subsidiaries (collectively, the “VIE”), and direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule E hereto. Each of the Subsidiaries and the VIE has been duly formed, is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package, the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change on the Company and its Subsidiaries and the VIE, taken as a whole. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the equity interests of each Subsidiary and the VIE have been duly and validly authorized and issued, are owned or controlled directly or indirectly by the Company, are fully paid in accordance with its articles of association, memorandum of association or charter documents and non-assessable and are free and clear of all liens, encumbrances, equities or claims (“Liens”). None of the outstanding share capital or equity interest in any Subsidiary or the VIE was issued in violation of preemptive or similar rights of any security holder of such Subsidiary or the VIE. All of the constitutive or organizational documents of each of the Subsidiaries and the VIE comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and the VIE, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries and the VIE, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, (i) threatened against the Company or any of its Subsidiaries or the VIE or (ii) which have as the subject thereof any of the executive officers, directors, or key employees of the Company or any of its Subsidiaries or the VIE or any of the properties owned or leased by the Company or any of its Subsidiaries or the VIE, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ or the VIE’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary or the VIE, and none of the Company, any of its Subsidiaries or the VIE is a party to a collective bargaining agreement, and the Company and its Subsidiaries and the VIE believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries or the VIE to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its Subsidiaries and the VIE are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, none of the Company, any of its Subsidiaries or the VIE, nor to the knowledge of the Company any director or officer of the Company, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there has not been, and to the knowledge of the Company, there is no pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(t) Intellectual Property Rights. The Company owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, in violation of the rights of any persons; and (iv) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(u) All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, each of the Company and its Subsidiaries and the VIE possesses such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct its business, and has made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or assets or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where lack of the licenses would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of any such licenses and, to the knowledge of the Company, the Company has no reason to believe that such licenses will not be renewed in the ordinary course of their respective businesses that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect. Such licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Disclosure Package or the Prospectus.

(v) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment, and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(w) Tax Law Compliance. (i) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries and the VIE have each filed all federal, state, local and foreign income tax returns required to be filed as of the date of this Agreement or has timely and properly filed requested extensions thereof and has paid taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them in all material respects. (ii) No tax deficiency has been determined adversely to the Company or any of its Subsidiaries or the VIE that has had (nor does the Company nor any of its Subsidiaries or the VIE have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries or the VIE and which could reasonably be expected to have) a Material Adverse Effect. (iii) The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. (iv) All local and national PRC governmental tax credit, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries or the VIE as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(x) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the ADSs and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the ADSs.

(z) Related Party Transactions. There are no business relationships or related-party transactions, directly or indirectly, involving the Company or its Subsidiaries or the VIE with any related person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement, the Prospectus, and the Pricing Prospectus.

(aa) Disclosure Controls and Procedures. To the extent required, the Company, on a consolidated basis with its Subsidiaries and the VIE, has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(bb) Company’s Accounting System. To the extent required, the Company, on a consolidated basis with its Subsidiaries and the VIE, maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the United States Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to any Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) No Accounting Issues. The Company has not received any notice, oral or written, from its Board of Directors or Audit Committee stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors or Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(ee) OFAC. (i) None of the Company, any of its Subsidiaries or the VIE, nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any Subsidiary or the VIE, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

b) The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, the VIE or affiliated entity, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(ff) Foreign Corrupt Practices Act. To the best of the Company’s knowledge, no director, officer, employee or affiliate of the Company, any Subsidiary or the VIE, or any other person acting on behalf of the Company has, directly or indirectly, taken any action that (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if done in the past, might reasonably be expected to have a Material Adverse Effect or (iii) if continued in the future, might reasonably be expected to materially and adversely affect the assets, business, or operations of the Company. The foregoing includes, without limitation, giving or agreeing to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction).

(gg) Internal Control and Compliance with Sarbanes-Oxley Act of 2002. The Company, its Subsidiaries, the VIE and the Company’s Board of Directors have taken, or have planned to adopt, all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act and all applicable listing rules of Nasdaq.

(hh) Exchange Act Filing. The Form 8-A Registration Statement in respect of the ADSs has been filed, which registration statement complies in all material respects with the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(ii) Earning Statements. The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(jj) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Firm ADSs as may be required under Rule 463 under the Securities Act.

(kk) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package, the Prospectus, or shall be contain in any amendments and supplements thereof, has been made or reaffirmed, or will be made, without a reasonable basis, or has been disclosed or will be disclosed other than in good faith.

(ll) Foreign Tax Compliance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, Hong Kong or Cayman Islands to any PRC, Hong Kong or Cayman Islands taxing authority in connection with the issuance, sale and delivery of the ADSs, and the delivery of the ADSs to or for the account of the Underwriters.

(mm) Compliance with PRC Oversea Investment and Listing Rules and Regulations. Except as otherwise disclosed in Disclosure Package and the Prospectus, the Company, its Subsidiaries and the VIE have taken reasonable steps to cause the Company’s principal shareholders, directors and officers that is, or directly or indirectly controlled by, a PRC resident or citizen, to comply with any applicable rules and regulations of relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) , and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens (collectively, the “PRC Oversea Investment and Listing Rules and Regulations”), including, without limitation, taking reasonable steps to require each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration, to timely report material changes, and other procedures required under any applicable PRC Oversea Investment and Listing Rules and Regulations.

(nn) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended on June 22, 2009 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriters:

a) Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the issuance and sale of the ADSs, the listing and trading of the ADSs on the Nasdaq Global Market and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof or at the Closing Date or the Option Closing Date, materially affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules as amended as of the date hereof (collectively, the “M&A Rules and Related Clarifications”).

b) Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Clarifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the ADSs, the listing and trading of the ADSs on the Nasdaq Global Market, or the consummation of the transactions contemplated by this Agreement.

(oo) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Exhibit A provided to the Representative is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

(pp) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the ADSs hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, any Subsidiary or the VIE, or for which the Company, any Subsidiary or the VIE has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, none of the Company, any Subsidiary or the VIE is in default with respect to any Indebtedness.

(qq) Regulation M Compliance. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the ADSs or the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the ADSsor the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter in connection with the Offering.

(rr) EGC Status and Testing the Waters Communications. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Test the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Act (“Emerging Growth Company”). “Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule F hereto.

(ss) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the ADSs to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(tt) Insurance. The Company carries and is entitled to the benefits of directors and officers insurance coverage, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and as are customary for companies engaged in similar business, and to the Company’s knowledge such insurance coverage is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(uu) No Finder’s Fee. There are no contracts, agreements, or understandings between the Company, its Subsidiaries or the VIE and any other person that would give rise to a valid claim against the Company, its Subsidiaries or the VIE or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering, or any other arrangements, agreements, understandings, payments, or issuance with respect to the Company, or its Subsidiaries or the VIE, or any of their respective officers, directors, shareholders, partners, employees or related parties that may affect the Underwriters’ compensation as determined by FINRA.

(vv) No FINRA Affiliations. To the Company’s knowledge and except as disclosed to the Representative in writing, no (i) officer or director of the Company, its subsidiaries or the VIE, (ii) owner of 10% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day immediately prior to the date that the Registration Statement was initially filed to the Commission, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and counsel to the Underwriters if it becomes aware that any such person described in (i) to (iii) under this Section 1(vv) is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(ww) Third-party Data. Any statistical, industry-related and market-related data included in the Disclosure Package and the Prospectus is based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agrees with the sources from which it is derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(xx) Compliance with Environmental Laws. The Company, its subsidiaries and the VIE are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

(yy) Compliance with Law, Constitutive Documents and Contracts. None of the Company, any of its Subsidiaries or the VIE is (a) in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning information collection and user privacy protection) or (b) in breach or violation of its respective constitutive documents, or (c) in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company, any of the Subsidiaries or the VIE, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, any of the Subsidiaries or the VIE, except in the cases of (a) and (c) above, where any such breach, violation or default would not have a Material Adverse Effect.

(zz) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(aaa) Representation of Officers. Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(bbb) IT Systems. The Company’s and its Subsidiaries’ and VIE’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries and the VIE as currently conducted, free and clear of all material bugs, errors, defects, malware and other corruptants. The Company and its Subsidiaries and the VIE have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries and the VIE are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ccc) Deposit Agreement. The entry into the Deposit Agreement has been duly authorized and, when the Deposit Agreement is executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, it will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of such ADRs evidencing the ADSs specified therein and in the Deposit Agreement. The Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(ddd) Dividends Distribution. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the Depositary and then passed on by the Depositary to the holders of the ADSs in United States dollars and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, any of its Subsidiaries or the VIE is currently prohibited, directly or indirectly, from (i) paying any dividends, or making any other distribution on its share capital, (ii) making or repaying any loans or advances to the Company or any other Subsidiaries or the VIE or (iii) transferring any of its property or assets to the Company, any other Subsidiaries or the VIE; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital of the Subsidiaries that are organized in the PRC may be converted into foreign currency and freely transferred out of the PRC under the current laws and regulations of the PRC.

(eee) No Undisclosed Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company, any of its Subsidiaries or the VIE on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Disclosure Package and the Prospectus.

(fff) VIE Agreements and Corporate Structure.

a) The description of the corporate structure of the Company and each of the agreements under the caption “Corporate History and Structure” in the Registration Statement, the Disclosure Package and the Prospectus by and among the Company’s Subsidiaries, the VIE, and the shareholders of such VIE, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”), is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading, and there is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and the VIE taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

b) Each party to any VIE Agreement has the power and authority to enter into and perform its obligations under such agreements and has taken all necessary corporate actions to authorize the execution, delivery and performance of, and has authorized, executed and delivered each such agreement. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each VIE Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms; no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except for the exercise of the call options, the filing and foreclosure of the pledge and those others explicitly set forth in the VIE Agreements as being subject to consent, approval, authorization, or order of, or filing or registration with, any person; and no consent, approval, authorization, order, filing or registration required for the performance of the obligations under any VIE Agreement that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable laws and regulations of the PRC currently in effect except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and neither the corporate structure nor the VIE Agreements violates, breaches, contravenes or otherwise conflicts with any applicable laws of the PRC currently in effect except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and the VIE or the shareholders of the VIE in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

c) The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or, constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company, any of its Subsidiaries or the VIE pursuant to (i) the constitutional or organizational documents of the Company, any of its Subsidiaries or the VIE, (ii) any statute, rule, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or the VIE or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of its Subsidiaries or the VIE is a party or by which the Company, any of its Subsidiaries or the VIE is bound or to which any of the properties of the Company, any of its Subsidiaries or the VIE is subject, except, in the case of the foregoing clause (iii), for such breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

d) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIE through its rights to authorize the shareholders of the VIE to exercise their respective voting rights pursuant to the VIE Agreements.

(ggg) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, a holder of the Shares or ADSs and each underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and ADSs and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

Section 2. Firm ADSs; Additional ADSs.

(a) Purchase of Firm ADSs. Based on the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters the Firm ADSs at a purchase price (net of discounts) of $[●] per Share. The Underwriters agree to purchase from the Company the Firm ADSs in such amounts as set forth opposite their respective names on Schedule A attached hereto and made a part hereof.

(b) Delivery of and Payment for Firm ADSs. Delivery of and payment for the Firm ADSs shall be made at 10:00 A.M., Eastern time, on the third (3rd) business day following the Applicable Time, or at such time as shall be agreed upon by the Representative and the Company, at a place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery of and payment for the Firm ADSs is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing the Firm ADSs, is referred to herein as the “Closing.” Payment for the Firm ADSs shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm ADSs (or if uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm ADSs shall be registered in such names and in such denominations as the Underwriters may request in writing at least two business days prior to the Closing Date. If certificated, the Company will permit the Underwriters to examine and package the Firm ADSs for delivery at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm ADSs except upon tender of payment by the Underwriters for all the Firm ADSs.

(c) Additional ADSs. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to an additional 900,000 ADSs (the “Additional ADSs”), in each case solely for the purpose of covering over-allotments of such securities, if any. The Over-allotment Option is, at the Underwriters’ sole discretion, for Additional ADSs.

(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 2(c) hereof may be exercised by the Representative no later than 45 days after the Effective Date. The purchase price to be paid per Additional ADSs shall be equal to the price per Firm ADS in Section 2(a). The Underwriters shall not be under any obligation to purchase any Additional ADSs prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may only be exercised by a formal written notice signed by authorized signature of the Representative setting forth the number of Additional ADSs to be purchased and the date and time for delivery of and payment for the Additional ADSs (the “Exercise Notice”). Any oral notice or email notice to the Company from the Representative shall be confirmed by the Exercise Notice via overnight mail or facsimile or other electronic transmission. The date and time for delivery of and payment for the Additional ADSs (the “Option Closing Date”) shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriters, at the offices of the Representative’s counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriters. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional ADSs, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional ADSs specified in such notice and (ii) the Underwriters shall purchase that portion of the total number of Additional ADSs.

(e) Delivery and Payment of Additional ADSs. Payment for the Additional ADSs shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Additional ADSs (or through the facilities of DTC) for the account of the Underwriters. The Additional ADSs shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional ADSs except upon tender of payment by the Underwriters for applicable Additional ADSs. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm ADSs and Additional ADSs.

(f) Underwriting Discount. In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters underwriting discount which equals 7.0% of the gross proceeds of the Offering.

Section 3. Covenants of the Company.

The Company also covenants and agrees with each of the Underwriters as follows:

(a) Underwriter’s Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior consent, which shall not be unreasonably withheld, conditioned or delayed.

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment or will file a new registration statement and use commercially reasonably efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, to the extent the Company becomes subject to reporting obligation under the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(e) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of each free writing prospectuses listed on Schedule B hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the ADSs sold by it substantially in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the ADSs.

(i) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering, will be overseen by the audit committee of the Company’s board of directors in accordance with the rules of the Nasdaq Stock Market (“Nasdaq”).

(j) Exchange Listing. The ADSs have been duly authorized for listing on the Nasdaq Global Market, subject to official notice of issuance. The Company and the Representative irrevocably agree that the Offering will not be consummated if the ADSs are denied for listing by Nasdaq. Upon consummation of the Offering, the Company will be in material compliance with the provisions of the rules and regulations promulgated by Nasdaq and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof or the Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating and corporate governance committee of the Company’s board of directors, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the Company meets all requirements for listing on the Nasdaq Global Market.

(k) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental or regulatory agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, and issuance and sale of the ADSs, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the Offering, issuance and sale of the ADSs under the laws and regulations of such jurisdiction except such as have been obtained or made.

(l) Future Reports to the Underwriters. For one year after the date of this Agreement, the Company will furnish, if not otherwise available on EDGAR, to the Representative pursuant to the addresses and contacts provided in Section 13 of this Agreement: (i) as soon as practicable after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, annual report on Form 20-F, interim financial statements using a Form 6-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its shares.

(m) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(n) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge, or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(o) Company Lock-Up.

a) The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing for a period of a hundred and eighty (180) days from the closing of the sales of the Offering (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any ADS, Ordinary Share or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, (ii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADS, Ordinary Shares or any such other securities, whether any such transaction described in clause (i), (ii)) or (iii) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement; (iv) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any ADS, Ordinary Share or such securities. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

b) The restrictions contained in Section 3(o)(a) hereof shall not apply to: (i) the ADSs or the Shares to be sold hereunder, (ii) the issuance by the Company of ADSs or Ordinary Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (iii) the issuance by the Company, or the filing by the Company of a Registration Statement related thereto, of stock options or shares of the Company under any equity compensation plan of the Company and (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital.

(p) Right of First Refusal. The Company hereby grants to the Representative the right of first refusal (the “Right of First Refusal”) to act as lead or joint investment banker, lead or joint book-runner and/or lead or joint placement agent, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), for the Company, or any successor to or any subsidiary of the Company for a period of twelve (12) months following the Closing Date; provided however, that the Right of First Refusal shall be contingent upon the written agreement by the Representative to participate in any Subject Transaction upon the same terms and conditions which are set forth in a bona fide offer received by the Company from a third party (the “Bona Fide Offer”). At any time within five (5) days after receipt of written notification of a Bona Fide Offer, the Representative may, by giving written notice to the Company, elect to exercise its Right of First Refusal. The failure of the Representative to give such notice within such 5-day period will be deemed an election not to exercise its Right of First Refusal. If the Representative declines to exercise its Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services.

(q) Escrow Agreement. Concurrently with the execution and delivery of this Agreement, the Company, the Representative and [●], as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement (the “Escrow Agreement”), pursuant to which $[●] from gross proceeds from the Offering shall be deposited by the Company at Closing in an escrow account (the “Escrow Account”) for a period of one (1) year following the Closing Date to cover the Company’s indemnification obligations under Section 8 hereof. All remaining funds in the Escrow Account that are not subject to an indemnification claim as of the one-year period following the Closing Date will be returned to the Company in accordance with the terms of the Escrow Agreement. The Company shall pay the reasonable fees and expenses of the Escrow Agent.

(r) Compliance with the Deposit Agreement. The Company shall comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and any Option Closing Date.

Section 4. Payment of Fees and Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay reasonable, actual and accountable costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation to, (i) all expenses incident to the issuance and delivery of the ADSs (including all printing and engraving costs, if any), (ii) all fees and expenses of the clearing firm, registrar and transfer agent of the ADSs, (iii) all necessary issue, transfer and other stamp taxes in connection with the Offering, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, and (vi) all filing fees, attorneys’ fees and expenses incurred by the Company, or the Representative, in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the ADSs for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Representative of such qualifications, registrations and exemptions, less any advances previously paid which as of the date hereof.

The Company will also pay the Representative’s accountable expenses in total up to two hundred thousand dollars ($200,000) including but not limited to, (A) fees of legal counsel incurred by the underwriters in connection with the Offering; (B) all third party due diligence include the cost of any background checks; (C) IPREO book-building and prospectus tracking software; (D) reasonable roadshow expenses; (E) preparation of bound volumes and Lucite cube mementos in such quantities as the underwriters including underwriter’s US & local counsel shall reasonably request, (F) background check consultant, and (G) necessary travel expenses connection with the Offering. To partially cover the Representative’s out-of-pocket expenses, the Company has advanced to the Representative approximately one hundred thousand dollars ($100,000). The advances will be returned to the Company to the extent such out-of-pocket expenses are not actually incurred or are less than the advances in accordance with FINRA Rule 5110(g)(4).

Section 5.No Deductions and Withholding from Payment. All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes, duties, or other amounts.

Section 6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the ADSs as provided herein on the Closing Date or the Option Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date or the Option Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; (3) no objections from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement; and (4) each of the following additional conditions:

(a) Accountant’s Comfort Letter. On the date hereof, the Representative shall have received from the Accountant, a letter dated the date hereof addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Representative, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date or the Option Closing Date, as applicable:

a) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

b) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date or the Option Closing Date, as applicable, in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change.

(d) Officers’ Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that, to the knowledge of such individual:

a) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

b) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the ADSs or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

c) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company, the Subsidiaries and the VIE taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company, the Subsidiaries and the VIE taken as a whole, incurred by the Company, any Subsidiary or VIE, except obligations incurred in the ordinary course of business; (d) any material change in the share capital (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into ADSs of the Company) or outstanding indebtedness of the Company, any Subsidiary or VIE (except for the conversion of such indebtedness into ADSs of the Company); (e) any dividend or distribution of any kind declared, paid or made on ADSs of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company, any Subsidiary or VIE which has been sustained or will have been sustained which has a Material Adverse Effect.

(e) Secretary’s Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated such Closing Date, certifying: (i) that the Company’s memorandum and articles of association, as amended and restated, attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s board of directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iii) the good standing of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f) Bring-down Comfort Letter. On the Closing Date and/or the Option Closing Date, the Representative shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date and/or the Option Closing Date.

(g) Lock-Up Agreement from Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement substantially in the form of Exhibit A hereto from each of the Company’s officers, directors and existing security holders of the Company’s ADS, Ordinary Shares or securities convertible into or exercisable for ADS or Ordinary Shares prior to the Offering listed on Schedule D hereto.

(h) Exchange Listing. The ADSs to be delivered on the Closing Date and/or the Option Closing Date shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(i) Legal Opinions. On the Closing Date and/or the Option Closing Date, the Representative shall have received

a) the opinion of Squire Patton Boggs (US) LLP, counsel to the Company, in form and substance reasonably satisfactory to the Representative including negative assurance language; and

b) the opinion of Jingtian & Gongcheng, PRC counsel to the Company, in form and substance reasonably satisfactory to the Representative.

c) the opinion of Conyers Dill & Pearman, Cayman counsel to the Company, in form and substance reasonably satisfactory to the Representative.

The Underwriters shall rely on the opinions of Conyers Dill & Pearman, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation, validity of the ADSs and due authorization, execution, and delivery of the Agreement.

d) The opinion of Patterson Belknap Webb & Tyler LLP, counsel to the Depositary, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(j) Negative Assurance Letter of Counsel to the Underwriters. Robinson & Cole LLP, the counsel to the Underwriters, shall have furnished to the Representative its negative assurance letter, addressed to the Underwriters and dated the Closing Date and/or Option Closing Date, as the case may be, and the Company shall have furnished to such counsel such documents and information as such counsel may reasonably request to enable them to pass on such matter.

(k) Deposit Agreement. The Company and the Depositary shall have executed and delivered to the Representative the Deposit Agreement, and the Deposit Agreement shall be in full force and effect at the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the ADSs representing such Shares in accordance with the Deposit Agreement.

(l) Depositary Side Letter. The Company shall have entered into a side letter agreement with the Depositary, or a written agreement in other form (the “Depositary Side Letter”), instructing the Depositary, for a period of 180 days from the closing of the sales of the Offering, not to accept any deposit of any Ordinary Shares in the Company’s ADR facility or issue any new ADSs to any shareholder or any third party, unless the Company has consented to such deposit. The Company covenants that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-Up Period without the prior written consent of the Representative, except that no such prior written consent is required for deposit of any Shares or issuance of any new ADSs pursuant this Agreement.

(m) Certificate of the Depositary. On or before the Closing Date, the Representative shall have received a certificate of the Depositary, in form and substance satisfactory to the Representative, executed by one of its authorized officers with respect to the deposit with it of the ADSs against issuance of the ADSs to be delivered by the Company on or before the Closing Date, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(n) Additional Documents. On or before the Closing Date or the Option Closing Date, as applicable, the Representative and counsel for the Representative shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date or the Option Closing Date, as applicable, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 8 shall at all times be effective and shall survive such termination.

Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

Section 8. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Underwriters, their respective affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or in any other materials used in connection with the Offering made in reliance upon and in conformity with the Underwriter Information. The indemnification obligations under this Section 8(a) are not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company and the Company’s affiliates and each of their respective directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Underwriters) arising out (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 8(b), in no event shall any indemnity by the Underwriters under this Section 8(b) exceed the total discounts received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 8(b) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8(a) or Section 8(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such separate counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 8 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 8 is a Company Indemnified Party. Subject to this Section 8(c), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than ninety (90) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least sixty (60) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d) but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations as determined in a final judgment by a court of competent jurisdiction. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any preliminary prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8(d), the Underwriters shall not be required to contribute any amount in excess of the total discounts received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person, guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 9. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Underwriters by written notice given to the Company if at any time (i) trading or quotation in the Company’s ADSs shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any U.S. federal authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Underwriters, is material and adverse and makes it impracticable to market the ADSs in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the ADSs. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any of the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Underwriters for only those reasonable, accountable and properly documented out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses shall not exceed $190,000 in the aggregate, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters) and Section 8 shall at all times be effective and shall survive such termination.

Section 10. No Advisory or Fiduciary Responsibility. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the Offering. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the ADSs; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

Section 11. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm ADSs, and if the Firm ADSs with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm ADSs, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion to the total number of Default Securities then being purchased as the number of Firm ADSs set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm ADSs set forth opposite the names of the non-defaulting Underwriters; subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b) In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm ADSs, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 11, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 4, Section 8, Section 9, Section 11 and Section 12) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ counsel, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Default Securities.

Section 12. Representations and Indemnities to Survive Delivery; Third Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the ADSs sold hereunder and any termination of this Agreement.

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, emailed or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

Prime Number Capital LLC
14 Myrtle Drive
Great Neck, NY 11021

Attn:	Xiaoyan Jiang
Email:	xj@pncps.com

With a copy (which shall not constitute notice) to:

Robinson & Cole, LLP
1055 Washington Blvd
Stamford, CT 06901

Attn:	Arila Zhou, Esq.

Anna Jinhua Wang, Esq.

Email:	azhou@rc.com
awang@rc.com
Phone No.: 212-451-2908

If to the Company:

Xiao-I Corporation
7th Floor, Building 398, No. 1555 West

Jinshajiang Rd

Shanghai, China 201803

Attn:	Chao Xu
Email:	Chao.xu@xiaoi.com

With a copy (which shall not constitute notice) to:

Squire Patton Boggs (US) LLP
475 Sansome Street, 16th Floor

San Francisco, California 94111
Attn: Charlotte Westfall, Esq.

Fred A. Summer, Esq.

Email:	charlotte.westfall@squirepb.com
fred.summer@squirepb.com
Phone No.: 415-954-0200

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the ADSs as such merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law; Submission to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

Any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (each, a “New York Court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in the Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Underwriters agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor as determined in a final judgment by a court of competent jurisdiction. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 17. Enforceability of Judgment. The Company agrees that any final judgment against the Company for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced, without re-examination or review of the merits of the underlying dispute by the courts of the Cayman Islands or the PRC, or the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands or the courts of the PRC, provided that (i) with respect to courts of the Cayman Islands (a) such New York Court had proper jurisdiction over the parties subject to such judgment; (b) such judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) such judgment is not in respect of taxes, a fine or a penalty; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. (E) PRC has international treaties or the principle of reciprocity providing for the reciprocal recognition and enforcement of judgments of such New York courts and such judgment has been reviewed by the courts of the PRC pursuant to such treaties or the principle of reciprocity, and (F) such judgment is a final and legally effective judgment rendered by the New York Court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to natural justice of the public policy of the Cayman Islands or the PRC.

Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the Offering. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the ADSs and payment for them as contemplated hereby and (iii) termination of this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

XIAO-I CORPORATION

By:
Name: Hui Yuan
Title: Chief Executive Officer and Chairman

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

For itself and on behalf of the several
Underwriters listed on Schedule A hereto

PRIME NUMBER CAPITAL LLC

By:
	Name:	Xiaoyan Jiang
Title:

SCHEDULE A

Underwriter	Number of Firm ADSs
Prime Number Capital LLC	[ ]
Guotai Junan Securities (Hong Kong) Limited	[ ]
Total	6,000,000

SCHEDULE B

Issuer Free Writing Prospectus(es)

[●]

SCHEDULE C

Pricing Information

Number of Firm ADSs: 6,000,000

Number of Additional ADSs: 900,000

Public Offering Price per Firm ADS: $[●]

Public Offering Price per Additional ADS: $[●]

Underwriting Discount per one Firm ADS: 7.0% per Firm ADS (or $[●] per share)

Underwriting Discount per one Additional ADS: 7.0% per Additional ADS (or $[●] per share)

Proceeds to Company per one Firm ADS (before expenses): $[●]

Proceeds to Company per one Additional ADS (before expenses): $[●]

SCHEDULE D

Lock-Up Parties

Name

SCHEDULE E

SUBSIDIARIES AND VARIABLE INTEREST ENTITY OF THE REGISTRANT

Company’s Subsidiaries	Place of Incorporation
AI PLUS HOLDING LIMITED	BVI
Xiao-i Technology Limited	Hong Kong
Zhizhen Artificial Intelligent Technology (Shanghai) Co. Ltd.	PRC

VIE and its subsidiaries	Place of Incorporation
Shanghai Xiao-i Robot Technology Co., Ltd.	PRC
Xiaoi Robot Technology (H.K) Limited.	Hong Kong
Guizhou Xiao-i Robot Technology Co., Ltd	PRC
Shanghai Fengai Network Technology Co., Ltd.	PRC
Shanghai Ruixiang Investment Management Co., Ltd.	PRC
Shenzhen Xiao-I Robot Technology Co., Ltd.	PRC
Nanjing Xiao-I Zhizhen Network Technology Co., Ltd.	PRC
Shanghai Xiao-i Robot Technology Co., Ltd. (Beijing Office)	PRC
Shanghai Xiao-i Robot Technology Co., Ltd. (Guangzhou Branch)	PRC

SCHEDULE F

Written Testing-the-Waters Communications

EXHIBIT A

Form of Lock-Up Agreement

[●], 2023

Prime Number Capital LLC,

As Underwriter of the Company

14 Myrtle Drive

Great Neck, NY 11021

Ladies and Gentlemen:

The undersigned understands that Prime Number Capital LLC, the representative (the “Representative”) of the underwriters (the “Underwriters”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with XIAO-I CORPORATION, a Cayman Islands company (the “Company”), providing for an offering (the “Offering”) by the Company of the Company’s American Depositary Shares (the “ADSs”), each representing one third of an ordinary share of the Company, par value $0.00005 per share (the “Ordinary Shares”).

To induce the Underwriters to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, for a period of 180 days from the closing of the sales of the Offering (the “Lock-Up Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for the ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise; and (3) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to the Lock-Up Securities. The foregoing sentence shall not apply to (a) transactions relating to the ADSs, Ordinary Shares or other securities acquired in open market transactions after the completion of the Offering, or (b) transfers of the Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); provided that in the case of any transfer or distribution pursuant to clause (b), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement; (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; (e) if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement, and (iii) no filing under Section 13 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other filing or public announcement shall be required or shall be voluntarily made, (f) the receipt by the undersigned from the Company of ADSs upon the vesting of restricted share awards or share units or upon the exercise of options to purchase the Company’s ADSs or Ordinary Shares issued under an equity incentive plan of the Company or an employment arrangement described in the Pricing Prospectus (as defined in the Underwriting Agreement) (the “Plan Shares”) or the transfer of ADSs, Ordinary Shares or any securities convertible into Ordinary Shares or ADSs to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, but only to the extent such right expires during the Lock-up Period, provided that no filing under Section 13 of the Exchange Act or other public announcement shall be required or shall be voluntarily made within 90 days after the date of the Underwriting Agreement, and after such 90th day, if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares or ADSs during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this lock-up agreement; (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act will be voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan; and (h) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law (collectively, “Permitted Transfers”). In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities or any security convertible into or exercisable or exchangeable for Lock-Up Securities, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

No provision in this lock-up agreement shall be deemed to restrict or prohibit (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; provided, however, that any sales by parties to this lock-up agreement shall be subject to this lock-up agreement, (ii) the issuance of ADSs or Ordinary Shares in connection with the exercise of outstanding options or warrants of the Company; provided that this lock-up agreement shall apply to any of the undersigned’s shares issued upon such exercise, or (iii) the issuance of securities in connection with an acquisition or a strategic relationship which may include the sale or equity securities; provided, that none of such shares shall be saleable in the public market until the expiration of the 180-day period described above.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any securities that the undersigned may purchase in the Offering; and (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors and assigns.

The undersigned understands that, if (i) the Underwriting Agreement is not executed by February 1, 2024, (ii) the Company notifies the Representative in writing that it does not intend to proceed with the Offering or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs or Ordinary Shares to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. The undersigned acknowledges that no assurances are given by the Company or the Underwriters that any Offering will be consummated. This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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Very truly yours,

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